SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 1999

MERRILL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-14082	41-0946258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

One Merrill Circle, St. Paul, Minnesota 55108
 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (651) 646-4501

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERRILL CORPORATION (Registrant)
Date: October 22, 1999	By:	/s/ STEVEN J. MACHOV Steven J. Machov Vice President and General Counsel

Item 7.  Financial Statements and Exhibits

A.		Financial Statements of Business Acquired

	(1)	Financial statements of Daniels Printing, Limited Partnership (consisting of balance sheets as of December 31, 1998 and 1997 and the related statements of operations, partners' equity and cash flows for the years then ended including the accountants' reports thereon) are included in this Report.

	(2)	Interim financial statements of Daniels Printing, Limited Partnership (consisting of balance sheets as of April 14, 1999 and December 31, 1998 and the related statements of operations and cash flows for the period January 1, 1999 through April 14, 1999 and for the three months ended March 31, 1998.

B.		Pro Forma Financial Information.

Unaudited combined pro forma statements of operations for the three month period ended April 30, 1999 and for the year ended January 31, 1999 are included in this report. A pro forma balance sheet is not included as all applicable purchase transactions are reflected in Merrill Corporation's consolidated balance sheet filed as part of its' April 30, 1999 Form 10-Q.

C.		Exhibits.

2.1		Asset Purchase Agreement, dated as of March 11, 1999, by and among the Purchaser, the Seller and the partners of the Seller (Incorporated by reference into our Form 8-K dated April 14, 1999)

23.1		Consent of Arthur Andersen LLP., Independent Accountants (previously filed)

Item 7. A.   (1) Financial Statements of Business Acquired

DANIELS PRINTING, LIMITED PARTNERSHIP

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1998 AND 1997
TOGETHER WITH AUDITORS' REPORT

     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Daniels Printing, Limited Partnership:

We have audited the accompanying balance sheets of Daniels Printing, Limited Partnership (a Massachusetts limited partnership) (the Partnership) as of December 31, 1998 and 1997, and the related statements of operations, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Daniels Printing, Limited Partnership as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Boston, Massachusetts                                                                                                                     /s/ Arthur Andersen, LLP.
February 8, 1999 (except with
respect to the matter discussed
in Note 11, as to which the
date is March 11, 1999)

DANIELS PRINTING, LIMITED PARTNERSHIP

BALANCE SHEETS—DECEMBER 31, 1998 AND 1997

	1998	1997
ASSETS
CURRENT ASSETS:
Cash	$661,932	$—
Marketable securities	46,551	42,357
Accounts receivable, net of reserve of $75,000 at December 31, 1998 and 1997	7,655,177	11,749,824
Due from employees and officers	19,233	95,693
Inventories	1,645,653	2,737,629
Prepaid expenses and other current assets	599,031	477,865

Total current assets	10,627,577	15,103,368

PROPERTY, PLANT AND EQUIPMENT, AT COST:
Land	345,000	345,000
Building and building improvements	3,754,108	3,754,107
Machinery and equipment	24,885,186	24,543,848
Furniture and fixtures	1,180,821	1,180,821

	30,165,115	29,823,776
Less—Accumulated depreciation	22,366,971	20,869,456

	7,798,144	8,954,320

OTHER ASSETS:
Deposits on equipment	15,980	10,928
Financing and organizational costs, net of accumulated amortization of $313,601 and $243,911 at December 31,1998 and 1997, respectively	232,718	302,408
Other	656,310	146,446

	905,008	459,782

	$19,330,729	$24,517,470

LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
Current portion of senior long-term debt	$5,300,000	$1,200,000
Current portion of subordinated notes	1,151,770	347,098
Accrued compensation and benefits	2,442,740	1,998,463
Accounts payable and accrued expenses	3,330,606	6,048,393

Total current liabilities	12,225,116	9,593,954

SENIOR LONG-TERM DEBT, NET OF CURRENT PORTION	—	9,366,000
SUBORDINATED NOTES, NET OF CURRENT PORTION	4,615,778	5,473,134
COMMITMENTS (NOTE 8)
PARTNERS' EQUITY	2,489,835	84,382

	$19,330,729	$24,517,470

The accompanying notes are an integral part of these financial statements.

DANIELS PRINTING, LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

	1998	1997
NET SALES	$66,760,872	$65,498,889
COST OF SALES	49,180,052	51,482,268

Gross profit	17,580,820	14,016,621

OPERATING EXPENSES:
General and administrative	4,048,341	4,067,579
Selling and marketing	9,713,538	9,453,733

Total operating expenses	13,761,879	13,521,312

Income from operations	3,818,941	495,309
OTHER EXPENSE	(84,996)	(85,297)
INTEREST EXPENSE, NET	(1,333,476)	(1,401,619)

Net income (loss)	$2,400,469	$(991,607)

The accompanying notes are an integral part of these financial statements.

DANIELS PRINTING, LIMITED PARTNERSHIP

STATEMENTS OF PARTNERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

	General Partners' Capital	Limited Partners' Capital	Unrealized Gain/(Loss)	Total Partners' Equity
BALANCE, DECEMBER 31, 1996	$12,071	$1,195,145	$(3,105)	$1,204,111
Partner distributions	(1,424)	(140,986)	—	(142,410)
Realized gain on sale of marketable securities	—	—	2,326	2,326
Unrealized gain on marketable securities	—	—	11,962	11,962
Net loss	(9,916)	(981,691)	—	(991,607)

BALANCE, DECEMBER 31, 1997	731	72,468	11,183	84,382

Realized loss on sale of marketable securities	—	—	(1,911)	(1,911)
Unrealized gain on marketable securities	—	—	6,895	6,895
Net income	24,005	2,376,464	—	2,400,469

BALANCE, DECEMBER 31, 1998	$24,736	$2,448,932	$16,167	$2,489,835

The accompanying notes are an integral part of these financial statements.

DANIELS PRINTING, LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

	1998	1997
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,400,469	$(991,607)
Adjustments to reconcile net income (loss) to net cash provided by operating activities—
Depreciation and amortization	2,337,083	2,451,661
Loss on sale of equipment	8,429	13,606
Realized loss (gain) on sale of marketable securities	1,911	(2,326)
Payment-in-kind interest	294,414	277,756
Changes in current assets and liabilities—
Accounts receivable	4,094,647	(278,063)
Due from employees and officers	(433,404)	52,692
Inventories	1,091,976	288,945
Prepaid expenses and other current assets	(121,166)	181,633
Accrued compensation and benefits	444,277	(109,901)
Accounts payable and accrued expenses	(2,717,787)	538,971

Net cash provided by operating activities	7,400,849	2,423,367

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(4,321)	(11,629)
Proceeds from sale of marketable securities	3,200	12,066
Purchases of property, plant and equipment	(1,139,646)	(2,327,159)
Deposits towards property, plant and equipment additions	(5,052)	(10,928)
Proceeds from sale of equipment	20,000	45,000

Net cash used in investing activities	(1,125,819)	(2,292,650)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of equipment note	—	(1,019,650)
Proceeds from senior long-term debt	—	2,356,000
Repayment of senior long-term debt	(5,266,000)	(1,000,000)
Repayment of subordinated notes	(347,098)	(324,657)
Partner distributions	—	(142,410)

Net cash used in financing activities	(5,613,098)	(130,717)

NET INCREASE IN CASH AND CASH EQUIVALENTS	661,932	—
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$661,932	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for—
Interest	$862,737	$803,577

The accompanying notes are an integral part of these financial statements.

DANIELS PRINTING, LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998

(1)	OPERATIONS

Daniels Printing, Limited Partnership (the Partnership) is in the printing business, in which it generates revenue from commercial and financial printing and digital services. The Partnership provides a wide variety of print and print-related products and services.

(2)	FORMATION AND REORGANIZATION

The Partnership was formed on June 30, 1994. Daniels Printing Corp., a Massachusetts corporation, is the General Partner and maintains a 1% partnership interest in the Partnership. The Partnership was formed to purchase certain operating assets and assume certain liabilities of Daniels Printing Company. Under the terms of the Partnership Agreement, the majority stockholder of Daniels Printing Company has retained a significant interest in the Partnership and participates in certain management decisions of the Partnership. Accordingly, the purchase was accounted for as a reorganization of entities under common control, and the assets acquired and liabilities assumed have been reflected at their historical or predecessor cost, which reflected their acquisition cost on the date of transfer.

(3)	SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of the following significant accounting policies. The preparation of these financial statements required the use of certain estimates by management in determining the entity's assets, liabilities, revenues and expenses.

(a)	Revenue Recognition

Substantially all sales are produced to customer specifications. In accordance with trade practices of the printing industry, revenue is recognized upon shipment or after production has been completed in accordance with the terms of customer orders.

(b)	Cash and Cash Equivalents

Cash and cash equivalents are stated at cost, which approximates market, and consist of short-term, highly liquid investments with original maturities of less than three months.

(c)	Marketable Securities

The Partnership accounts for its marketable securities under the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Partnership classifies its marketable securities as available-for-sale and, therefore, records unrealized gains or losses on marketable securities as a separate component of partners' equity, until realized.

The amortized cost and fair market values of the Partnership's marketable securities at December 31, 1998 and 1997 are presented below.

	1998
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Market Value
Securities available-for-sale	$30,384	$16,829	$(662)	$46,551

	1997
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Market Value
Securities available-for-sale	$31,174	$14,284	$(3,101)	$42,357

(d)	Inventories

Inventories include material, labor and overhead and are stated at the lower of cost (first-in, first-out) or market.

The components of inventories are as follows at December 31, 1998 and 1997:

	1998	1997
Raw materials	$175,506	$127,534
Work-in-process	1,470,147	2,610,095

	$1,645,653	$2,737,629

(e)	Depreciation and Amortization

The Partnership provides for depreciation and amortization using the straight-line method by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives as follows:

Asset Classification	Estimated Useful Life
Buildings and building improvements	40 years
Machinery and equipment	3-7 years
Furniture and fixtures	7 years
(f)	Financing and Organizational Costs

Financing costs, consisting of banking and professional fees incurred to obtain financing, are being amortized over eight years, the average life of the notes. Organizational costs, consisting of professional fees incurred with the formation of the Partnership, are being amortized over five years. The Partnership incurred $69,689 of amortized expense related to these costs during both years ended December 31, 1998 and 1997.

(4)	DUE FROM EMPLOYEES AND OFFICERS

In general, amounts due from employees and officers represent notes and are paid through payroll withholdings; however, at the discretion of the Partnership, these amounts are due on demand. The Partnership recognized interest income on these notes of $12,505 and $17,742 during the years ended December 31, 1998 and 1997, respectively.

Included in other assets is a loan receivable of $650,000, plus accrued interest of $6,310, from a limited partner of the Partnership. The loan receivable bears interest at 4.24% at December 31, 1998.

(5)	LONG-TERM DEBT

The Partnership has a senior long-term credit agreement with a bank (the Credit Agreement), which includes a revolving credit facility and a term loan.

(a)	Senior Long-Term Debt

Senior long-term debt consisted of the following at December 31, 1998 and 1997:

	1998	1997
Senior revolving credit facility of $9,000,000, maturing June 30, 1999	$—	$4,066,000

Senior term loan, payable in principal quarterly installments of $300,000, maturing June 30, 1999, with a weighted average rate of interest of 7.27% at December 31, 1998	5,300,000	6,500,000

	5,300,000	10,566,000
Less—Current maturities	5,300,000	1,200,000

	$—	$9,366,000

The debt described above is collateralized by substantially all of the assets of the Partnership and bears an interest rate equal to prime rate or LIBOR plus 1.0%. The outstanding borrowings under these facilities shall not exceed the lesser of $17,000,000 or $8,000,000 plus a percentage of eligible accounts receivable and inventory, as defined in the Credit Agreement.

The Agreement contains certain covenants and restrictions, including limitations on the aggregate amount of capital expenditures, indebtedness, distributions and the maintenance of certain financial levels. The Company received a waiver from the bank for default of a debt covenant at December 31, 1998.

The senior revolving credit facility is subject to a commitment fee, payable quarterly at an annual rate of .125%, on the unused portion of the credit line.

Under the revolving credit facility, the bank issues letters of credit provided that the maximum exposure under letters of credit plus the revolving loan does not exceed the lesser of the borrowing base or $9,000,000. As of December 31, 1998, the Partnership has three letters of credit outstanding, two in the amount of $133,690, which expire in January 2000, and one in the amount of $140,000, which expires in July 1999.

(b)	Subordinated Debt

Subordinated debt consists of the following at December 31, 1998 and 1997:
	1998	1997
Subordinated note, interest at 10.5%, maturing June 30, 2002 (Year 2002 note)	$5,049,908	$4,764,064

Subordinated note, interest at 6.74%, maturing June 30, 2000 (Year 2000 note)	566,146	913,244

Subordinated note, payment-in-kind interest, interest at 6%, due 1996 through 2002	151,494	142,924

	5,767,548	5,820,232
Less—Current portion	1,151,770	347,098

	$4,615,778	$5,473,134

The subordinated notes are payable to DPC Disposition Corp. and its majority stockholder and are collateralized by a nonrecourse pledge of the principal partner's interests in the Partnership. These notes are subordinated to the Partnership's senior long-term debt.

The Year 2002 note is payable in quarterly installments of $527,950, commencing September 30, 1999, until maturity on June 30, 2002. Interest on the note is 10.5%. For the first five years of the note, no principal payments are required, and interest payments have been or will be made in cash in an amount equal to 4.5% of the outstanding principal balance, with the remaining 6% interest portion accruing annually, in arrears, as an addition to the principal balance.

The Year 2000 note is payable in fixed quarterly installments of $100,000, commencing September 30, 1995, until maturity on June 30, 2000. Interest on the note is 6.74%. For the first year of the note, no principal payment was required, and interest accrued quarterly, in arrears, as an addition to the principal balance.

(6)	INCOME TAXES

The Partnership does not provide for federal or state income taxes because no income taxes are payable by the Partnership. Each partner is liable for income taxes on their share of the Partnership's taxable income. The Partnership makes distributions of pretaxable income to its partners based on each partner's equity interest percentage. There were no partner distributions in 1998 and $142,410 of partner distributions in 1997.

(7)	PARTNERSHIP AGREEMENT

The Partnership agreement provides for the termination of the Partnership on June 30, 2034.

In addition, the Partnership Agreement also provides for the General Partner or the Partnership to purchase the limited partnership interest of a partner under certain circumstances at a purchase price, as defined in the Partnership Agreement. The Partnership Agreement also contains certain rights, as defined in the agreement.

Upon the earlier of the fifth anniversary of the formation of the Partnership or the date the subordinated notes are paid in full, certain limited partners can put to the Partnership their partnership equity interests based on valuations, as defined in the Partnership Agreement.

The partners of the Partnership have agreed to certain transfer restrictions not to sell, assign, pledge or transfer shares except under defined instances, as described in the Partnership Agreement.

(8)	COMMITMENTS

The Partnership leases certain facilities and various office equipment under noncancelable operating leases with terms in excess of one year. Rent expense charged to operations was approximately $858,000 and $793,000 for the years ended December 31, 1998 and 1997, respectively. Future minimum lease payments under these leases as of December 31, 1998 are approximately as follows:

Fiscal Year	Amount
1999	$987,000
2000	931,000
2001	458,000
2002	301,000
2003	295,000
Thereafter	517,000

$3,489,000

(9)	EMPLOYEE BENEFIT PLAN

The Partnership maintains the Daniels Printing Employees' Savings Plan (the Plan) under Section 401(k) of the Internal Revenue Code, which covers all eligible employees, as defined. All participant contributions vest immediately. The Partnership's contribution is determined annually by and at the discretion of the partners. In 1998 and 1997, the Partnership contributed $376,346 and $200,260, respectively, to the Plan.

(10)	SIGNIFICANT CUSTOMERS

During fiscal 1998, revenues from one customer represented 11% of total revenues.

During fiscal 1997, revenues from one customer represented 12% of total revenues.

(11)	SUBSEQUENT EVENT

On March 11, 1999, the Partnership entered into a definitive agreement to be wholly acquired by Merrill Corporation.

Item 7. A.   (2) Interim Financial Statements of Business Acquired

DANIELS PRINTING, LIMITED PARTNERSHIP

INTERIM FINANCIAL STATEMENTS
AS OF APRIL 14, 1999 AND DECEMBER 31,1998
AND FOR THE PERIOD JANUARY 1, 1999 THROUGH
APRIL 14, 1999 AND FOR THE THREE MONTHS ENDED
MARCH 31, 1998

DANIELS PRINTING, LIMITED PARTNERSHIP

BALANCE SHEETS
(UNAUDITED)

ASSETS	April 14, 1999	December 31, 1998

CURRENT ASSETS:
Cash	$24,468	$661,932
Marketable securities	36,718	46,551
Accounts receivable, net of reserve of $75,000 as of	14,136,141	7,655,177
April 14, 1999 and December 31, 1998
Due from employees and officers	20,329	19,233
Inventories	3,968,344	1,645,653
Prepaid expenses and other current assets	534,691	599,031

Total current assets	18,720,691	10,627,577

PROPERTY, PLANT AND EQUIPMENT, AT COST:
Land	345,000	345,000
Building and building improvements	3,754,108	3,754,108
Machinery and equipment	25,089,776	24,885,186
Furniture and fixtures	1,180,821	1,180,821

	30,369,705	30,165,115

Less—Accumulated depreciation	22,947,401	22,366,971

	7,422,304	7,798,144

OTHER ASSETS:
Deposits on equipment	—	15,980
Financing and organizational costs, net of accumulated
amortization of $333,927 and $313,601 at April 14,1999
and December 31, 1998, respectively	212,392	232,718
Other	—	656,310

	212,392	905,008

	$26,355,387	$19,330,729

LIABILITIES AND PARTNERS’ EQUITY

CURRENT LIABILITIES:
Current portion of senior long-term debt	$5,000,000	$5,300,000
Current portion of subordinated notes	1,151,770	1,151,770
Accrued compensation and benefits	1,998,369	2,442,740
Accounts payable and accrued expenses	5,632,253	3,330,606

Total current liabilities	13,782,392	12,225,116

SENIOR LONG-TERM DEBT, NET OF CURRENT PORTION	5,575,000	—
SUBORDINATED NOTES, NET OF CURRENT PORTION	4,702,113	4,615,778
PARTNERS’ EQUITY	2,295,882	2,489,835

	$26,355,387	$19,330,729

The accompanying notes are an integral part of the financial statements.

DANIELS PRINTING, LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS
(UNAUDITED)

	January 1 , 1999 through	Three months ended
	April 14, 1999	March 31, 1998

NET SALES	$19,807,293	$19,913,804
COST OF SALES	14,804,591	14,588,393

Gross profit	5,002,702	5,325,411

OPERATING EXPENSES:
General and administrative	964,932	908,071
Selling and marketing	2,773,772	2,524,508

Total operating expenses	3,738,704	3,432,579

Income from operations	1,263,998	1,892,832
OTHER EXPENSE	(33,893)	(8,370)
INTEREST EXPENSE, NET	(305,226)	(377,381)

Net income	$924,879	$1,507,081

The accompanying notes are an integral part of the financial statements.

DANIELS PRINTING, LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS
(UNAUDITED)

	January 1, 1999 through	Three months ended
	April 14, 1999	March 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$924,879	$1,507,081
Adjustments to reconcile net income to net cash used in operating activities—
Depreciation and amortization	600,755	602,648
Payment-in-kind interest	86,335	71,460
Changes in current assets and liabilities—
Accounts receivable	(6,480,964)	(4,971,814)
Due from employees and officers	655,214	117,078
Inventories	(2,322,691)	(1,537,156)
Prepaid expenses and other current assets	64,340	(28,570)
Accrued compensation and benefits	(444,371)	(79,039)
Accounts payable and accrued expenses	2,301,647	3,323,766

Net cash used in operating activities	(4,614,856)	(994,546)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(204,588)	(545,842)
Deposits towards property, plant and equipment additions	15,980	—

Net cash used in investing activities	(188,608)	(545,842)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from senior long-term debt	5,575,000	1,925,000
Principal payments on senior long-term debt	(300,000)	(300,000)
Repayment on subordinated notes		(84,612)
Partner distributions	(1,109,000)

Net cash provided by financing activities	4,166,000	1,540,388

NET DECREASE IN CASH AND CASH EQUIVALENTS	(637,464)	—
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	661,932	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$24,468	$—

The accompanying notes are an integral part of the financial statements.

DANIELS PRINTING, LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
(unaudited)

1.	ACCOUNTING POLICIES

The financial statements as of April 14, 1999 and December 31, 1998, and for the period January 1, 1999 to April 14, 1999 and the three months ended March 31, 1998, have been prepared by Daniels Printing, Limited Partnership, without audit, pursuant the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments, consisting of normal recurring accruals, which Daniels Printing, Limited Partnership considers necessary for a fair presentation of the results for the indicated periods. Certain information and accounting policies and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The year end balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. These financial statements should be read in conjunction with the financial statements and notes thereto included herein (Item 7.A.(1))

2.	SELECTED BALANCE SHEET DATA

	April 14,	December 31,
	1999	1998
Inventory
Work in progress	$3,558,300	$1,470,147
Raw materials	410,044	175,506
	$3,968,344	$1,645,653

3.	SUBSEQUENT EVENT

On April 14, 1999, Merrill Corporation purchased substantially all assets and assumed certain liabilities of Daniels Printing, Limited Partnership for approximately $44.0 million in cash, assumption and payment of existing lines of credit obligations totaling approximately $5.6 million and the assumption of certain ordinary course liabilities of $7.7 million. Due to the impending acquisition, Daniels Printing, Limited Partnership chose not to prepare financial statements at its customary month end. The financial statements were prepared at the closing date (April 14, 1999) and for the period January 1, 1999 through April 14, 1999.

Item 7.B.   Pro Forma Financial Information

PRO FORMA COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

The following unaudited pro forma combined statements of operations for the three-month period ended April 30, 1999, and for the year ended January 31, 1999 were prepared to illustrate the effects on the results of continuing operations of Merrill Corporation (the Company), and Daniels Printing, Limited Partnership, using the purchase method of accounting and the assumptions described in the accompanying notes, and assuming the acquisition occurred on February 1, 1998. The unaudited pro forma combined statements of operations are not necessarily indicative of the combined results of operations as they may be in the future or as they might have been for the periods presented had the acquisition been effective at February 1, 1998. The unaudited pro forma combined statements of operations and accompanying notes are based on the historical consolidated financial statements of the Company and the historical financial statements of Daniels Printing, Limited Partnership. The results of operations for Daniels Printing, Limited Partnership included in the pro forma combined statement of operations for the three-month period ended April 30, 1999, are those for the period February 1, 1999 to April 14, 1999. Revenues of $4.1 million and net loss of $0.3 million for the one month period ended January 31, 1999 have been excluded from this presentation. The pro forma adjustments are based upon our estimates, available information and certain assumptions that the Company believes are reasonable in the circumstances. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Daniels Printing, Limited Partnership (included under Item 7.A. in this filing).

PRO FORMA COMBINED STATEMENT OF OPERATIONS
for the three month period ended April 30, 1999
(Unaudited)
(In thousands, except share and per share data)	Merrill Corporation	Daniels Printing	Total	Adjustments		Pro Forma Combined
Revenue	$131,836	$15,725	$147,561			$147,561
Cost of revenue	84,564	10,622	95,186	$116	(1)	95,021
				(281)	(2)

Gross profit	47,272	5,103	52,375	165		52,540
Selling, general and administrative expenses	37,728	2,814	40,542	243	(3)	40,168
				(617)	(2)

Operating income	9,544	2,289	11,833	539		12,372
Interest (expense)	(1,103)	(231)	(1,334)	(748)	(4)	(1,851)
				231	(5)
Other expense, net	(206)	(37)	(243)			(243)

Income before provision for income taxes	8,235	2,021	10,256	22		10,278
Provision for income taxes	3,714		3,714	921	(6)	4,635

Net income (loss)	$4,521	$2,021	$6,542	$(899)		$5,643

Net income per share:
Basic	$0.28					$0.36
Diluted	$0.27					$0.34

Weighted average number of shares outstanding:
Basic	15,881,177		15,881,177	—		15,881,177
Diluted	16,470,066		16,470,066	1,332	(7)	16,471,398

See accompanying notes to the Unaudited Pro Forma Combined Statements of Operations.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
for the year ended January 31, 1999
(Unaudited)
(In thousands, except share and per share data)	Merrill Corporation	Daniels Printing	Total	Adjustments		Pro Forma Combined
Revenue	$509,543	$66,159	$575,702			$575,702
Cost of revenue	330,632	49,081	379,713	$556	(1)	379,144
				(1,125)	(2)

Gross profit	178,911	17,078	195,989	569		196,558
Selling, general and administrative expenses	127,705	13,670	141,375	1,165	(3)	141,185
				(1,355)	(2)

Operating income	51,206	3,408	54,614	759		55,373
Interest (expense)	(3,961)	(1,281)	(5,242)	(3,589)	(4)	(7,550)
				1,281	(5)
Other income (expense), net	426	(75)	351			351

Income (loss) before provision for income taxes	47,671	2,052	49,723	(1,549)		48,174
Provision for income taxes	21,214		21,214	223	(6)	21,437

Net income (loss)	$26,457	$2,052	$28,509	$(1,772)		$26,737

Net income per share:
Basic	$1.63					$1.65
Diluted	$1.55					$1.57

Weighted average number of shares outstanding:
Basic	16,253,148		16,253,148	—		16,253,148
Diluted	17,020,673		17,020,673	1,102	(7)	17,021,775

See accompanying notes to the Unaudited Pro Forma Combined Statements of Operations.

NOTES TO UNAUDITED PRO FORMA
COMBINED STATEMENT OF OPERATIONS

(1)	Represents adjustments to depreciation and amortization resulting from fair value adjustments to fixed assets recorded in connection with the acquisition
(2)	Represents the elimation of historical operating costs in conjunction with the transaction.

(in thousands)	Three Months Ended April 30, 1999	Year Ended January 31, 1999
Contractual executive
compensation (a)	$442	$867
Services and Facilities (b)	231	713
Reduced employee compensation
and benefits (c)	225	900
	$898	$2,480

(a)	Represents contractually reduced compensation for retained executives.

(b)	Represents contractual reduction in service costs and the elimination of redundant facilities and related expenses.

(c)	Represents personnel and benefit costs obligations not assumed by the Company.

(3)	Represents the amortization of goodwill on a straight line basis over 20 years.

(4)	Represents additional interest expense resulting from increased borrowings under the Company's revolving credit agreement in order to finance the acquisition. Computed using historical interest rates available under the Company's revolving credit agreement.

A one-eighth of one percent change in interest rate would impact interest expense for borrowings under the revolving credit agreement in the amount of $15,000 and $62,000 for the three months ended April 30, 1999 and the year end January 31, 1999, respectively.

(5)	Represents reduced interest expense related to Subordinated Debt and the Senior Term Loan of Daniels Printing Limited Partnership not assumed by the Company.

(6)	Represents the income tax effect of the unaudited pro forma consolidated statement of operations adjustments based on the expected effective tax rate in effect for the periods shown.

(7)	Represents additional common equivalent shares as a result of granting stock options in connection with the acquisition.